Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Avid Technology, Inc.
Burlington, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2018 relating to the consolidated financial statements and the effectiveness of Avid Technology, Inc.’s internal controls over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP
Boston, Massachusetts
May 30, 2018